ASB Bancorp Announces Open Market Stock Purchases To Fund 2012 Equity Incentive Plan

ASHEVILLE, N.C., Sept. 19, 2012 /PRNewswire/ -- ASB Bancorp, Inc. (the "Company") (NASDAQ GM: ASBB) announced today that it has authorized the funding of a trust that will purchase up to 233,382 shares of the Company's outstanding common stock. The shares acquired by the trust will be used to fund restricted stock awards under the Company's 2012 Equity Incentive Plan, which was approved by shareholders at the Company's annual meeting held on May 24, 2012. Purchases will be made in the open market from time to time at the discretion of the independent trustee of the trust. As of July 31, 2012, the Company had 5,584,551 shares of common stock, par value $0.01 per share, issued and outstanding.

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ASB Bancorp is the parent company of Asheville Savings Bank, S.S.B., a North Carolina chartered stock savings bank with a community focus offering traditional financial services through 13 full-service banking centers located in Buncombe, Madison, McDowell, Henderson, and Transylvania counties in Western North Carolina.

Contact:	Suzanne S. DeFerie
President and Chief Executive Officer
(828) 254-7411